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                                                                   EXHIBIT 23.8

                                    CONSENT
                                      OF
                          CS FIRST BOSTON CORPORATION

The Board of Directors
EZ Communications, Inc.
10800 Main Street
Fairfax, Virginia 22030

The Board of Directors
American Radio Systems Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

Members of the Board:

  We hereby consent to the inclusion of (1) our opinion letter to the Board of Directors of EZ Communications, Inc. ("EZ') as Appendix III to the Registration Statement on Form S-4 of American Radio Systems Corporation ("American") relating to the proposed merger transaction involving EZ and American, and (ii) references made to our firm and such opinion in such Registration Statement under the captions entitled "SUMMARY--Opinions of Financial Advisors" and "BACKGROUND OF THE MERGER--General Background;" "-- Recommendation of the EZ Board; EZ's Reasons for the Merger;" and "--Opinion of Financial Advisor to EZ." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          CS First Boston Corporation

                                                   /s/ Matthew L. Harris
                                          By: _________________________________
                                            Name: Matthew L. Harris
                                            Title: Director

New York, New York
October 30, 1996